Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE TO ADD SUBSIDIARY GUARANTORS

This Second Supplemental Indenture is entered into as of September 26, 2011 (this “Supplemental Indenture” or “Guarantee”), by and among RDA Digital, LLC (the “Guarantor”), The Reader’s Digest Association, Inc., a Delaware corporation (“Issuer”), RDA Holding Co., a Delaware corporation (“Holdings”), each other then existing Subsidiary Guarantor under the Indenture referred to below, Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below, and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, Holdings, the Subsidiary Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture dated as of February 11, 2010 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $525.0 million of Floating Rate Senior Secured Notes due 2017 of the Issuer (the “Notes”);

WHEREAS, Section 3.12 of the Indenture provides that the Issuer is required to cause each wholly-owned Domestic Subsidiary with assets with either a book value or fair market value equal to or greater than $250,000 that is formed or acquired following the Issue Date to execute and deliver on the Escrow Release Date or within 10 days of formation or acquisition, as applicable, to the Trustee a supplemental indenture pursuant to which such wholly-owned Domestic Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior secured basis and all other obligations under the Indenture;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuer, the other Subsidiary Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.   Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1.   Agreement to be Bound.  The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The Guarantor hereby becomes a party to the Security Agreement as a Grantor (as defined therein) thereunder with the same force and effect as if originally named therein as a Grantor and as such hereby assumes all obligations and liabilities of a Grantor thereunder.  The Guarantor agrees to be bound by all of the provisions of the Indenture and the Security Documents applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture and the Security Documents.

SECTION 2.2.   Guarantee.  The Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior secured basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.   Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2.   Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3.   Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4.   Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5.   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and

2

confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6.   Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7.   Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

RDA DIGITAL, LLC
as a Guarantor

By:	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

44 S Broadway
White Plains, NY 10601

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Peter Finkel
Name: Peter Finkel
Title: Vice President

THE READER’S DIGEST ASSOCIATION, INC.

By:	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

[SIGNATURE PAGE]
[SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTORS]

RDA HOLDING CO.

By:	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON EXHIBIT 1 HERETO

By:	/s/ William H. Magill
Name: William H. Magill
Title: Authorized Signatory

[SIGNATURE PAGE]
[SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTORS]

EXHIBIT 1

Subsidiary Guarantors

Alex Inc.

Allrecipes.com, Inc.

Ardee Music Publishing, Inc.

Christmas Angel Productions, Inc.

Direct Entertainment Media Group, Inc.

Direct Holdings Americas Inc.

Direct Holdings Custom Publishing Inc.

Direct Holdings Customer Service, Inc.

Direct Holdings Education Inc.

Direct Holdings Libraries Inc.

Direct Holdings U.S. Corp.

Funk & Wagnalls Yearbook Corp.

Gareth Stevens, Inc.

Home Service Publications, Inc.

Pegasus Asia Investments, Inc.

Pegasus Investment, LLC

Pegasus Sales, Inc.

Pleasantville Music Publishing, Inc.

R.D. Manufacturing Corporation

RD Large Edition, Inc.

RD Publications, Inc.

RD Walking, Inc.

RDA Sub Co.

RDCL, Inc.

Reader’s Digest Children’s Publishing, Inc.

Reader’s Digest Consumer Services, Inc.

Reader’s Digest Entertainment, Inc.

Reader’s Digest Financial Services, Inc.

Reader’s Digest Latinoamerica S.A.

Reader’s Digest Sales and Services, Inc.

Reader’s Digest Sub Nine, Inc.

Reader’s Digest Young Families, Inc.

Reiman Manufacturing, LLC

Reiman Media Group, LLC

Retirement Living Publishing Company, Inc.

Saguaro Road Records, Inc.

Taste of Home Media Group, LLC

Taste of Home Productions, Inc.

Travel Publications, Inc.

W.A. Publications, LLC

WAPLA, LLC

Weekly Reader Corporation

Weekly Reader Custom Publishing, Inc.

World Almanac Education Group, Inc.

World Wide Country Tours, Inc.

WRC Media Inc.